                                                                     EXHIBIT 4.3


                              METAL MANAGEMENT, INC
                        MANAGEMENT EQUITY INCENTIVE PLAN

                           SERIES B WARRANT AGREEMENT

     SERIES B WARRANT AGREEMENT, (this "Agreement"), is by and among METAL MANAGEMENT, INC., a Delaware corporation (the "Company"), and ____________ (the "Participant").

     WHEREAS, the Company maintains the Metal Management, Inc. Management Equity Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the "Committee") to receive a Series B Warrant;

     NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

     Section 1. Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

          (a) The "Participant" is [_____________].

          (b) The "Grant Date" is the Effective Date.

          (c) The number of "Warrant Shares" is [_________] shares of Stock.

          (d) The "Exercise Price" is $6.50 per share.

     Other terms used in this Agreement are defined pursuant to Paragraph 11, the Plan or as defined elsewhere in this Agreement.

     Section 2. Award and Exercise Price. This Agreement specifies the terms of the Warrant (the "Warrant") granted to the Participant to purchase the number of Warrant Shares of Stock at the Exercise Price per share as set forth in paragraph 1. The Warrant is not intended to constitute an "incentive stock option" as that term is used in Code section 422.

     Section 3. Transfers and Exchanges of Warrants and Warrant Shares.

          (a) Transferability. Except as otherwise provided in this paragraph 3, the Warrant is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant.

      Section 4. Duration and Exercise of Warrants.

          (a) Date of Exercise. Subject to the limitations of this Agreement, each Installment of Warrant Shares of the Warrant shall be exercisable on and after the Vesting Date for such Installment as described in the following schedule (but only if the Date of Termination has not occurred before the Vesting Date):

----------------------------------------------------------------------------
                                         VESTING DATE
                                         APPLICABLE TO
INSTALLMENT                              INSTALLMENT
----------------------------------------------------------------------------
1/3 of Warrant Shares                    the Grant Date
----------------------------------------------------------------------------
1/3 of Warrant Shares                    1st anniversary of the Grant Date
----------------------------------------------------------------------------
1/3 of Warrant Shares                    1st anniversary of the Grant Date
----------------------------------------------------------------------------


Notwithstanding the foregoing provisions of this Section 4, the Warrant shall become fully vested and exercisable upon a Change in Control that occurs on or before the Date of Termination.

The Warrant may be exercised on or after the Date of Termination only as to that portion of the Covered Shares for which it was exercisable immediately prior to the Date of Termination, or became exercisable upon the Date of Termination. The Warrant evidenced by this Agreement shall be exercisable, either as an entirety or, from time to time, for a portion of the number of Warrant Shares evidenced by such Warrant.

          (b) Expiration. The Warrant shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

              (i)   the five-year anniversary of the Grant Date;

              (ii) if the Date of Termination occurs by reason of death, the one-year anniversary of such Date of Termination; or

              (iii) if the Date of Termination occurs for reasons other than death, the 90-day anniversary of such Date of Termination.

          (c) Method of Exercise and Payment of Exercise Price. Subject to Sections 5, 8 and 10, upon the exercise of this Warrant, with the Form of Election to Purchase attached thereto duly filled in and signed, to the Company at its office at 500 North Dearborn Street, Suite 600, Chicago, Illinois 60610,
Attention: Chief Financial Officer, and upon payment of the Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of the Warrants being exercised in lawful money of the United States of America, the Company shall promptly issue and cause to be delivered to or upon the written order of the Participant, and in such name or names as Participant may designate, one or more certificates for the Warrant Shares issued upon such exercise of such Warrants.

     The "Date of Exercise" of any Warrant means the date on which the Company shall have received (i) the Form of Election to Purchase appropriately completed and duly signed, and (ii) payment of the Exercise Price for such Warrant.

     Section 5. Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. The Company will pay all transfer and stock issuance taxes as may be attributable to the issuance of the Warrant and the Warrant Shares.

     Section 6. Reservation, Listing and Issuance of Warrant Shares.

          (a) Available Warrant Shares. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of Warrant Shares issuable upon exercise of all Warrants covered by this Agreement.

          (b) Adjustments Below Par. Before taking any action which could cause an adjustment pursuant to Section 7 reducing the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue at the Exercise Price as so adjusted Warrant Shares that are fully paid and non-assessable.

          (c) Warrant Shares Duly Authorized. The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Agreement, be (i) duly authorized, fully paid and non-assessable, and (ii) free from all taxes with respect to the issuance thereof and from all adverse claims, liens, charges and security interests created by the Company.

     Section 7. Adjustments of Price and Number of Warrant Shares.

          (a) Adjustment of Number of Warrant Shares Issuable. Upon each adjustment of the Exercise Price pursuant to this Section 7, the Participant shall be entitled to purchase, at the Exercise Price in effect after such adjustment, a number of Warrant Shares equal to the amount obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          (b) Adjustment of Price upon Issuance of Common Stock. If and whenever after the date hereof, the Company shall issue or sell any shares of Common Stock for a consideration per share less than 95% of the Market Price (as hereinafter defined) at the time of such issue or sale, then forthwith upon such issue or sale, the Exercise Price shall be reduced to the price determined as follows: by multiplying the then existing Exercise Price by a fraction (A) the numerator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered would purchase at the then current Market Price (or 95% of the then current Market Price if the issue or sale is pursuant to a private placement and no underwriter is involved) and (b) the denominator of which shall be the number of shares of Common Stock Deemed Outstanding plus the number of additional shares of Common Stock to be offered for issue or sale.

          (c) Additional Adjustments. For the purposes of subsection (b) of this Section, the following clauses shall also be applicable:

              (i) Issuance of Rights or Options. If at any time the Company shall grant (whether directly or by assumption in a merger in which the Company is the surviving Company or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than 95% of the Market Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share, and the Exercise Price shall be adjusted in accordance with Section 7(b). Except as provided in clause
(iii) of this subsection, no further adjustments of any Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. For the purposes of this clause (i), the price per share for which Common Stock is issuable upon the exercise of any such rights or options or upon conversion or exchange of any such Convertible Securities shall be determined by dividing
(A) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options.

              (ii) Issuance of Convertible Securities. If the Company shall issue (whether directly or by assumption in a merger in which the Company is the surviving corporation or otherwise) or sell any Convertible Security, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than 95% of the Market Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to have been issued for such price per share, and the

Exercise Price shall be adjusted in accordance with Section 7(b), provided that
(A) except as provided in clause (iii) of this subsection, no further adjustments of any Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (B) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of any Exercise Price have been or are to be made pursuant to other provisions of this subsection (c), no further adjustment of any Exercise Price shall be made by reason of such issue or sale. For the purposes of this clause (ii), the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities shall be determined by dividing (C) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (D) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

              (iii) Readjustments. If the purchase price provided for in any rights or options referred to in clause (i) above, or the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or (ii) above, or the rate at which any Convertible Securities referred to in clause (i) or (ii) above are convertible into or exchangeable for Common Stock, shall be reduced, then the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such rights, options or Convertible Securities then outstanding provided for such reduced purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price and number of Warrant Shares issuable pursuant hereto then in effect shall be readjusted to the Exercise Price and number of Warrant Shares which would have been in effect at the time of such expiration or termination had such warrant, right, option or Convertible Security never been issued, and the shares of Common Stock issuable thereunder shall no longer be Common Stock Deemed Outstanding.

              (iv) Consideration for Stock. If any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the board of directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If the Company shall declare or pay a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Convertible Securities or options, warrants or rights to purchase Common Stock or Convertible Securities, the securities issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration. If any shares of Common Stock or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value as determined reasonably and in good faith by the board of directors of the Company or such portion of the assets and business of the non-surviving corporation as such board may reasonably and in good faith determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another entity or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any entity, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of such entity computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of such entity, and if any such calculation results in adjustment of the Exercise Price in accordance with Section 7(b), the determination of the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such merger, consolidation or sale, for purposes of Section 7(e), shall be made after giving effect to such adjustment of the Exercise Price.

               (v) Record Date. If the Company shall take a record of the Participants of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities or (B) to rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right, as the case may be.

               (vi) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 7.

               (vii) Subdivision or Combination of Stock. If the Company shall at any time subdivide (whether by stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares or pay a dividend or make a distribution to Participants of Common Stock in the form of Common Stock, the Exercise Price in effect immediately prior to such subdivision, payment or distribution shall be proportionately reduced; conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares (whether by reverse stock split or otherwise), the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

               (viii) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. If the Company (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other entity to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other entity, or (iv) effects a recapitalization, capital reorganization or reclassification of the capital stock of the Company in such a way that Participants of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock (each of the transactions referred to in the foregoing clauses (i) through (iv) being an "Organic Change"), then, and in each such case, proper provision shall be made in form and substance reasonably satisfactory to the Participant so that, upon the basis and upon the terms and in the manner provided in this subsection (e), the Participant, upon the exercise of each Warrant at any time after the consummation of such Organic Change, shall be entitled to receive (at the aggregate Exercise Price in effect for all Warrant Shares issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such Participant would have been entitled upon such consummation if such Participant had so exercised such vested Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 7).

          (d) Notice of Adjustment. Upon any adjustment of any Exercise Price, then and in each such case the Company shall promptly deliver a notice to the Participants, which notice shall state the Market Price, if any adjustment depends upon a determination of Market Price, and the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of each Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          (e)  Other Notices.  In case at any time:

               (i) the Company shall declare any cash dividend on its Common Stock;

               (ii) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the Participants of its Common Stock;

               (iii) the Company shall offer for subscription pro rata to the Participants of its Common Stock any additional shares of stock of any class or other rights;

               (iv) the Company shall authorize to all Participants of its Common Stock the distribution of evidence of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Stock);

               (v)   there shall be any Organic Change;

               (vi) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company; or

               (vii) the Company proposes to take any other action or an event occurs which would require an adjustment of the Exercise Price pursuant to subsection (i) of this Section 7;

then, in any one or more of said cases, the Company shall give written notice, addressed to the Participant at the address as shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or
(2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such Organic Change or other action or event, as the case may be, shall take place (or, in the case of clause (vi) above, the date on which the relevant action or event took place). Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the Participants of Common Stock of record shall participate in such dividends, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action or event, as the case may be. Such written notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Company's transfer books are closed in respect thereto; provided, that no advance notice need be given of any event or action specified in clause (vi) above, but the Company shall give notice of such event as promptly thereafter as practicable.

          (f) Certain Exceptions to Antidilution Protection. Notwithstanding anything to the contrary in this Section 7, there shall be no adjustment to the Exercise Price or to the number of Warrant Shares issuable upon exercise of the
Warrants: (i) upon any exercise of the Other Warrants in accordance with the terms thereof in effect on the Original Issuance Date and all warrants issued upon the partial exercise, transfer or division of, or in substitution for, any such warrants, or any adjustment to the number of shares issuable under the Other Warrants pursuant to the terms thereof as in effect on the Original Issuance Date; (ii) upon the sale or issuance of Common Stock pursuant to any employee discount stock purchase plan or stock option plan adopted by the Company from time to time and approved by the Company's shareholders; or (iii) upon the issuance of any other securities as contemplated by the Plan, including the new Common Stock (as described therein).

          (g) Other Securities. If at any time, as a result of an adjustment made pursuant to this Section 7, any Participant of Warrants shall become entitled to purchase any securities of the Company other than shares of Common Stock, the number or amount of such other securities so purchasable and the consideration for such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 7 hereof.

     Section 8. No Stock Rights. No Participant of any Warrant, as such, shall be entitled to vote or be deemed the Participant of Common Stock or any other securities of the Company which may at any time be issuable on the exercise thereof, nor shall anything contained herein be construed to confer upon the Participant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends (except as provided herein) or subscription rights or otherwise, until the Date of Exercise of the Warrants shall have occurred.

     Section 9. Fractional Shares. The Company shall not be required to issue fractional shares of its Common Stock upon exercise of any Warrant or to distribute certificates which evidence fractional shares of its Common Stock. As to any fractional share of Common Stock which the Participant would otherwise be entitled to subscribe for from the Company upon such exercise, the Company shall purchase from the Participant such unissued fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the then-Market Price determined in accordance with the terms of this Agreement. Payment of such amount shall be made in cash or by check payable to the order of the Participant upon such exercise.

     Section 10. No Registration under Securities Act. Neither the Warrants nor the Warrant Shares have been registered under the Securities Act, but they have been issued pursuant to a valid exemption from the Securities Act pursuant to
Section 1145 of the Bankruptcy Code.

     Section 11. Certain Definitions. The following terms have the meanings set forth below:

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

          "BR Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Common Stock" is defined in the second paragraph hereof.

          "Common Stock Deemed Outstanding" means, at any given time, (x) the number of shares of Common Stock actually outstanding at such time, plus (y) the number of shares of Common Stock issuable pursuant to any outstanding Convertible Securities, or rights or options to purchase Common Stock or Convertible Securities but only to the extent such Convertible Securities, rights or options are In the Money at such time.

          "Company" is defined in the first paragraph hereof.

          "Convertible Securities" is defined in Section 8(c)(i).

          "Date of Exercise" is defined in Section 4(e).

          "Date of Termination" means the first day occurring on or after the Grant Date on which the Participant is not employed by the company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

          "Exercise Price" is defined in Section 1 hereof.

          "In the Money" means, as to any Convertible Securities or rights or options to purchase Common Stock or Convertible Securities at any time, that such Convertible Securities, rights or options have a conversion price, exercise price or similar price per share of Common Stock that is less than the Market Price as of the date of determination.

          "Market Price" (which term may be used interchangeably with "Fair Market Value") shall mean the average of the daily closing prices per share of the Common Stock for the ten consecutive trading days immediately preceding the day as of which "Market Price" is being determined (exclusive of "ex-dividend" and similar dates) provided, however, that (i) Market Price shall be the closing price per share of the Common Stock of the Company on the date of issuance with respect to the issuance of options or warrants to purchase Common Stock of the Company issued to directors, officers or employees of the Company and (ii) Market Price shall be the closing price per share of the Common Stock of the Company on the date the underwriting agreement is executed with respect to any bona fide underwritten public offering of the Common Stock of the Company involving net cash proceeds to the Company of at least $1,000,000. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, on the National Market System or SmallCap System of NASDAQ or, if prices for the shares are not quoted on such National Market System, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information. If shares of the Common Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the "Market Price" shall be deemed to be the fair value thereof determined in good faith by a nationally recognized independent investment banking firm selected by the Company as of a date which is within 30 days of the date as of which the determination is to be made (the fees and expenses of such independent certified public accountants and independent investment banking firm to be paid by the Company).

          Anything herein to the contrary notwithstanding, if the Company shall issue any shares of Common Stock or Convertible Securities or rights or options to purchase Common Stock or Convertible Securities in connection with the acquisition by the Company of the stock or assets of any other corporation or the merger of any other corporation into the Company, the Market Price shall be determined in the manner described in this definition as of the date the number of shares of Common Stock, Convertible Securities (or in the case of Convertible Securities other than stock, the aggregate principal amount of Convertible Securities), rights, warrants or options was determined (as set forth in a written agreement between the Company and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, Convertible Securities, rights or options.

          "Organic Change" is defined in Section 8(e).

          "Original Issuance Date" with respect to Series B Warrants, means the Effective Date, and with respect to Series C Warrants, means the Grant Date of such Warrants.

          "Other Warrants" shall mean (i) the Series A Warrants to purchase 750,000 shares at an exercise price determined in accordance with the BR Plan, and (ii) the Series C Warrants to purchase 500,000 shares at an exercise price of $12.00 per share, as issued pursuant to the Management Equity Incentive Plan and as contemplated by the BR Plan.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Warrant" is defined in the second paragraph hereof.

          "Warrant Share" means the Common Stock issuable upon the exercise of the Warrants.

     Section 12. Miscellaneous.

          (a) Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

          (b) Entire Agreement. This Agreement, together with the Plan, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

          (c) Amendment. The Company may from time to time supplement or amend this Agreement without the approval of the Participants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the Participants.

          (d) Notices, etc. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received when delivered in person, when sent by fax with receipt acknowledged, five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (x) if to Participant, at such address or fax number as such Participant shall have furnished the Company in writing, or (y) if to the Company, at the address or fax number of its principal executive offices set forth below its signature hereon or at such other address or fax number as the Company shall have furnished to the Participant. Any notice or other communication required to be given hereunder to a Participant in connection with a registration may instead be given to the designated representative of such Participant.

          (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          (f) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          (g) Captions. Captions are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

          (h) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement that are for the Participant, shall be enforceable by the Participants estate, as the case may be.

          (i) Remedies. The Company and Participant acknowledge that there would be no adequate remedy at law if any Person fails to perform any of its obligations hereunder, and accordingly agree that the Company and Participant, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.


                                 *    *    *    *

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                                    METAL MANAGEMENT, INC.


                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                                    500 North Dearborn Street, Suite 405
                                    Chicago, Illinois 60610

                                    Attention: Chief Financial Officer
                                    Facsimile: (312) 645-0714


                                    [PARTICIPANT]


                                    By:
                                       --------------------------------
                                       Name:

                                    [ADDRESS]
                                    [ADDRESS]

                          FORM OF ELECTION TO PURCHASE

(To be executed by the Participant if such Participant desires to exercise Warrants)

To Metal Management, Inc.:

          The undersigned hereby irrevocably elects to exercise ____________ Warrants, and to purchase thereunder, ________ shares of Common Stock issuable upon exercise of said Warrants and delivery of $___________ (in cash as provided for in the Warrant Agreement) and any applicable taxes payable by the undersigned pursuant to such Warrant.

          The undersigned requests that certificates for such shares be issued in the name of



PLEASE INSERT SOCIAL
SECURITY OR TAX
IDENTIFICATION NUMBER


----------------------------------
----------------------------------
----------------------------------
(Please print name and address)


Dated:                                                  By:
      -------------,------                                  --------------------
                                                            Name: